Exhibit 10.19

GUARANTY

This GUARANTY (this “Guaranty”), dated as of May 15, 2025, is made by BV Power Alpha LLC, a Delaware limited liability company a Delaware limited liability company with a business address located at 1540 Broadway, Suite 1010, New York, NY 10036 (“Guarantor”), in favor and for the benefit of Merkle Standard LLC, a Delaware limited liability company with a business address located at 422767 State Rte 20, Usk, WA 99180 (“Beneficiary”).

WHEREAS, reference is made to that certain (a) Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement), by and among the Beneficiary, as seller, VCV Digital Infrastructure Holdings, LLC, a Delaware limited liability company, as buyer (the “Buyer”), and Blue Ridge Digital Mining, LLC, a Delaware limited liability company, as company (the “Company”); and (b) Security Agreement, dated as of the date hereof (the “Security Agreement”, and together with the Purchase Agreement, collectively, the “Guaranteed Documents”), by and between the Buyer, Guarantor, and the Beneficiary;

WHEREAS, Buyer and Guarantor are each directly or indirectly affiliates of each other;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor, intending to be legally bound, hereby agree as follows:

1. Acknowledgment. The Guarantor acknowledges and agrees that (a) it will benefit, directly or indirectly from the transactions contemplated under the Guaranteed Documents, and (b) this Guaranty is being made and delivered to Beneficiary in order to induce Beneficiary to enter into the Guaranteed Documents

2. Guaranty. Guarantor absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment and performance of all present and future obligations, liabilities, covenants and agreements required to be observed and performed or paid or reimbursed by Obligor under or relating to the Guaranteed Documents, plus all costs, expenses and fees (including the reasonable fees and expenses of Beneficiary's counsel) in any way relating to the enforcement or protection of Beneficiary's rights hereunder (collectively, the “Obligations”).

3. Guaranty Absolute and Unconditional. Guarantor agrees that its Obligations under this Guaranty are irrevocable, continuing, absolute and unconditional and shall not be discharged or impaired or otherwise affected by, and Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a) Any illegality, invalidity or unenforceability of any Obligation or the Underlying Agreement or any related agreement or instrument, or any law, regulation, decree or order of any jurisdiction or any other event affecting any term of the Obligations.

(b) Any change in the time, place or manner of payment or performance of, or in any other term of the Obligations, or any rescission, waiver, release, assignment, amendment or other modification of the Underlying Agreement.

(c) Any taking, exchange, substitution, release, impairment, amendment, waiver, modification or non-perfection of any collateral or any other guaranty for the Obligations, or any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Obligations.

(d) Any default, failure or delay, willful or otherwise, in the performance of the Obligations.

(e) Any change, restructuring or termination of the corporate structure, ownership or existence of Guarantor or Obligor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Obligor or its assets or any resulting restructuring, release or discharge of any Obligations.

(f) Any failure of Beneficiary to disclose to Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of Obligor now or hereafter known to Beneficiary, Guarantor waiving any duty of Beneficiary to disclose such information.

(g) The failure of any other guarantor or third party to execute or deliver this Guaranty or any other guaranty or agreement, or the release or reduction of liability of Guarantor or any other guarantor or surety with respect to the Obligations.

(h) The failure of Beneficiary to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Guaranteed Documents or otherwise.

(i) The existence of any claim, set-off, counterclaim, recoupment or other rights that Guarantor or Obligor may have against Beneficiary (other than a defense of payment or performance).

(j) Any other circumstance (including, without limitation, any statute of limitations), act, omission or manner of administering the Guaranteed Documents or any existence of or reliance on any representation by Beneficiary that might vary the risk of Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, Guarantor.

4. Certain Waivers; Acknowledgments. Guarantor further acknowledges and agrees as follows:

(a) Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Obligations.

(b) This Guaranty is a guaranty of payment and performance and not of collection. Beneficiary shall not be obligated to enforce or exhaust its remedies against Obligor or under the Guaranteed Documents before proceeding to enforce this Guaranty.

(c) This Guaranty is a direct guaranty and independent of the obligations of Obligor under the Guaranteed Documents. Beneficiary may resort to Guarantor for payment and performance of the Obligations whether or not Beneficiary shall have resorted to any collateral therefor or shall have proceeded against Obligor or any other guarantors with respect to the Obligations. Beneficiary may, at Beneficiary's option, proceed against Guarantor and Obligor, jointly and severally, or against Guarantor only without having obtained a judgment against Obligor.

(d) Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non- performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Guaranty and any requirement that Beneficiary protect, secure, perfect or insure any lien or any property subject thereto.

(e) Notwithstanding anything contained herein to the contrary, the Obligations of Guarantor shall be limited to the maximum amount so as to not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code or any applicable state law or otherwise to the extent applicable to this Guaranty and the Obligations of Guarantor hereunder.

(f) Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is voided, rescinded or recovered or must otherwise be returned by Beneficiary upon the insolvency, bankruptcy or reorganization of Obligor.

5. Subrogation. Guarantor waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement or indemnification for payments made under this Guaranty until all Obligations shall have been indefeasibly paid and discharged in full.

6. Representations and Warranties. To induce Beneficiary to enter into the Guaranteed Documents, Guarantor represents and warrants that: (a) Guarantor is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization; (b) this Guaranty constitutes Guarantor's valid and legally binding agreement in accordance with its terms; (c) the execution, delivery and performance of this Guaranty have been duly authorized by all necessary action and will not violate any order, judgment or decree to which Guarantor or any of its assets may be subject; and (d) Guarantor is currently solvent and will not be rendered insolvent by providing this Guaranty.

7. Covenants.

(a) Until all of the Purchase Price has been paid in full, the Guarantor shall

(i) (A) preserve, renew, and maintain in full force and effect its corporate or organizational existence and (B) take all reasonable action to maintain all material rights, privileges, and franchises necessary in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a material adverse effect on the Guarantor or on the Buyer’s payments in accordance with the terms of the Purchase Agreement;

(ii) pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its contractual obligations in amounts that exceed $200,000, except where the amount or validity thereof is currently being renegotiated, restructured, or contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books; and except where such failure has been cured, paid, discharged or otherwise satisfied within fifteen (15) days following the applicable maturity date or date when such obligation became delinquent and after taking into account any applicable grace or cure period applicable to the underlying obligation;

(iii) deliver to Beneficiary, quarterly management accounts, including balance sheets and cash flow statements, no later than forty-five (45) days after the end of each quarterly period beginning on the three month period ending on June 30, 2025; and

(iv) comply with (a) Laws applicable to it and its business and (b) its material obligations under its material contracts and agreements, except where the failure to do so would not reasonably be expected to have a material adverse effect on the Guarantor or on Buyer’s payments in accordance with the terms of the Purchase Agreement.

(b) Until the Purchase Price has been paid in full, Guarantor shall not:

(i) Knowingly permit the Company or VCV to incur any material mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest on any collateral under the Security Agreement, except as permitted under the Security Agreement;

(ii) merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all collateral (whether now owned or hereafter acquired) to or in favor of any other person, entity, or trust;

(iii) be subject to a transaction or other event where the current members of Guarantor ceases to own and control great than 51% of the equity interests of the Guarantor;

(iv) be subject to a transaction or other event where Buyer ceases to own and control 100% of the equity interests of the Company; or

(v) directly or indirectly pay or declare to pay any (each, a “Restricted Payment”) (A) dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of, any limited liability company interests, membership interests, stock or other equity interest of the Guarantor or any of its subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Guarantor or any of its subsidiaries; or (B) amounts due to any affiliate of Guarantor outside of the ordinary course of business as necessary operating expenses and debt service costs, including any amounts owing under any intercompany agreements or intercompany loan transactions entered into outside of the ordinary course of business or containing terms and conditions less favorable to Guarantor than Guarantor could reasonably incur in an arm’s length transaction with an unaffiliated third party, provided, however, that the Guarantor may make Restricted Payments in an amount not to exceed $4,500,000 in the aggregate in any 12 month period.

8. Miscellaneous.

(a) Entire Agreement; Assignment; Amendments. This Guaranty and the Guaranteed Documents constitute the entire agreement and supersede all oral agreements and understandings and all written agreements prior to the date hereof between or on behalf of the parties with respect to the subject matter hereof. This Guaranty shall not be assigned by any party by operation of law or otherwise without the prior written consent of the other party hereto. This Guaranty may be amended only by a writing signed by each of the parties, and any amendment shall be effective only to the extent specifically set forth in that writing.

(b) Severability. Should any provision or any part of this Guaranty be determined by a court of law to be unenforceable or invalid, the remainder of the Guaranty shall remain in full force and effect.

(c) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(d) Binding Effect. All of the covenants, provisions and conditions in this Guaranty are made on behalf of, and shall apply to and bind the respective successors and assigns of Guarantor, and shall inure to the benefit of any subsequent holder or assignee of holder of the Underlying Agreement.

(e) Attorneys’ Fees. If any of Guarantor or Beneficiary commences legal proceedings with or without suit in order to enforce its/his rights hereunder, the substantially prevailing party at such proceedings shall be entitled to its/his costs and reasonable attorneys’ fees, whether said costs and fees are incurred prior to or during trial, during appeal of any trial court decision, or during collection of any judgment entered hereon.

(f) Interpretation. The words “hereof,” “herein,” “hereby” and words of similar import shall, unless otherwise stated, be construed to refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Guaranty unless otherwise specified. Whenever the word “include” is used in this Guaranty, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Guaranty,” “the date hereof” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Guaranty. Any reference in this Guaranty to a date or time shall be deemed to be such date or time in New York, New York unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement via facsimile transmission or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will be effective as delivery of a manually executed counterpart of this Agreement.

(h) Governing Law

(i) This Guaranty, and any dispute arising out of, relating to, or in connection with this Guaranty, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(ii) Any legal action or proceeding with respect to this Guaranty and the rights and obligations arising under this Guaranty, or for recognition and enforcement of any judgment with respect to this Agreement and the rights and obligations arising under this Guaranty brought by the other party to this Guaranty or its successors or assigns shall be brought and determined in any state or federal court sitting in the city of Wilmington, Delaware. Each of Guarantor or Beneficiary hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of Guarantor or Beneficiary hereby agrees that service of any process, summons, notice, or document by U.S. registered mail to the respective addresses set forth in the initial paragraph of this Guaranty shall be effective service of process for any proceeding arising out of, relating to or in connection with this Guaranty.

(iii) EACH OF GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS GUARANTY. EACH OF GUARANTOR AND BENEFICIARY HERETO CERTIFIES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (2) EACH OF GUARANTOR AND BENEFICIARY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (3) EACH OF GUARANTOR AND BENEFICIARY MAKES THIS WAIVER VOLUNTARILY; AND (4) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Error! Reference source not found.8(h).

9. Cumulative Rights. Each right, remedy and power hereby granted to Beneficiary or allowed it by applicable law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Beneficiary at any time or from time to time.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

BV POWER ALPHA LLC

By:	/s/ Jerry Tang
Name:	Jerry Tang
Title:	Authorized Signatory

Accepted and Agreed:

BENEFICIARY:

Merkle Standard LLC

By:	/s/ Mikhail Trubchik
Name:	Mikhail Trubchik
Title:	Authorized Signatory

Signature Page to Guaranty